UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 22, 2011, the registrant completed a non-material acquisition of all of the shares of Quickparts.com, Inc., a custom parts services company that provides its customers with e-commerce procurement and delivery services.

The registrant expects to operate its Quickparts and 3Dproparts™ services as independent brands within its growing custom additive and subtractive parts services portfolio.

The registrant acquired all of Quickparts’ outstanding shares in a cash transaction.  At closing, the registrant paid $15.9 million, net of cash acquired, from its cash and recorded a deferred payment of $7.2 million that is due six months after closing, subject to customary terms and conditions.

The registrant plans to integrate its own parts fulfillment capabilities with Quickparts and to expand the use of Quickparts’ proprietary e-commerce sourcing and delivery platform to benefit its growing global network of custom parts services.

Item 7.01.	Regulation FD Disclosure

Included in the press release mentioned above is an announcement that the Company plans to hold a conference call and webcast at 2:30 p.m., Eastern Time, on Tuesday, February 22, 2011, to discuss the Quickparts acquisition.  A copy of the press release, which contains additional information regarding how to access the conference call and webcast and how to listen to a recorded playback of the call after it is completed, is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The slides to be presented on the webcast are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 22, 2011 regarding acquisition of Quickparts.

99.2	Webcast slides dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 22, 2011
/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1 99.2	3D Systems Press Release regarding acquisition of Quickparts.com, Inc. Webcast slides dated February 22, 2011.